AMENDED
                              ASSIGNMENT OF STOCK
                                    FOR ALFA

FOR VALUABLE consideration received the undersigned hereby assigns unto ALFA UTILITY SERIVCES, INC. (a Delaware corporation formerly named ENVIROTECH MFG. CORP.) the following shares of capital stock issued by Alpha Utility Services Inc. a Canadian corporation, namely all issued and outstanding shares of Common stock, said shares being represented by certificate(s) number C-1, and hereby designates the secretary as attorney in fact to enter the transfer upon the books of the corporation.




/S/ WALTER RIGOBAN                           /S/ JOSEPH ALFANO
--------------------                            -----------------
Witness Signature                               Signature(s)


Walter Rigoban                                  Joseph Alfano
--------------------                            ------------------
Witness Printed Name                            Printed Name

Ste 501
3700 Steeles Ave. W.                            32 Currans Court
---------------------------                     ----------------
Witness Address                                 Address


Woodbridge, Ontario                             King City, Ontario, CANADA L71B4
-------------------------                       --------------------------------
City, State, Zip                                City, State, Zip


May 31, 2001 Effective as of the                905 850-2220
Opening of Business on                          ----------------
June 1, 2001                                    Telephone Number



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